UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2007
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
      6901 Glenn Highway, Cambridge, Ohio 43725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:      (740) 435-2020
           Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 7, 2007, the Board of Directors of Camco Financial Corporation (“Camco”) appointed Eric S. Nadeau, 36 years, to be the Chief Financial Officer, Senior Vice President and Treasurer of Camco. This appointment will be effective on or about July 7, 2007. The press release issued by Camco to announce this appointment is attached as Exhibit 99.
     Mr. Nadeau is a certified public accountant and is the Vice President — Comptroller of Camco. From February 2006 to December 2006 he was Camco’s Vice President of Finance and Investments. From January 2003 until February 2006, he served as the Chief Financial Officer, Senior Vice President and Treasurer of Ohio Legacy Corp. Ohio Legacy is the publicly traded bank holding company for Ohio Legacy Bank, N.A., a national bank located in Wooster, Ohio. Mr. Nadeau was the Director of Financial Reporting and Manager of Revenue Assurance of Horizon PCS, Inc., an SEC registered company located in Chillicothe, Ohio from August 2000 until December 2002, where he was responsible for the internal control and financial reporting processes, including SEC filings.
     The Board of Directors approved a salary increase for Mr. Nadeau to $125,000, effective July 7, 2007. On June 7, 2007, the Board awarded him an option to acquire 5,000 shares of Camco at an exercise price of $12.31 per share. The option vests in equal installments over a five year period, beginning on June 7, 2007.
     Mr. Nadeau has a change of control agreement with Camco for a term of one year with an expiration date of January 31, 2008. The agreement provides for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the agreement for an additional one-year period. The Board will amend this agreement to be effective July 7, 2007. The amendment will provide for an annual salary effective July 7, 2007 of $125,000. The amendment will also provide that if Mr. Nadeau is terminated by Camco or its successors for any reason other than just cause, within six months prior to a change of control, as defined in the agreement, or within one year after a change of control, Camco will pay Mr. Nadeau (1) an amount equal to two times the amount of his annual compensation and (2) the premiums required to maintain coverage under the health insurance plan in which he is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of his termination or (ii) the date he is included in another employer’s benefit plans. “Annual compensation” is defined as base salary. Mr. Nadeau will also be entitled to the above payments if he voluntarily terminates his employment within twelve months following a change of control if (1) the capacity or circumstances in which he is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary); (2) he is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99	News Release dated June 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ Richard C. Baylor

Richard C. Baylor Chief Executive Officer
Date: June 13, 2007

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